Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results with Record Quarterly Revenue and Adjusted EBITDA(1) and Revises Upwards 2026 Financial Guidance Ranges

•	Total Company Revenue increased 22.1% to $638.3 million in the third quarter of 2026 from $522.9 million in the third quarter of 2025; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 32.6% to $32.9 million in the third quarter of 2026 from $24.8 million in the third quarter of 2025
•	Total Company Adjusted EBITDA(1) was $105.0 million in the third quarter of 2026 as compared with $84.9 million in the third quarter of 2025, an increase of 23.8%; Digital Health reportable segment Adjusted EBITDA(1) decreased 11.8% to $3.0 million in the third quarter of 2026 from $3.5 million in the third quarter of 2025
•	Total Company Adjusted EBITDA(1) margin increased to 16.5% in the third quarter of 2026 as compared with 16.2% in the third quarter of 2025
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Earnings Per Share(3) was $0.30 for the third quarter of 2026; This compares with Adjusted Diluted Earnings Per Share(3) of $0.24 for the third quarter of 2025
•	In the third quarter of 2026, aggregate advanced imaging (MRI, CT and PET/CT) procedural volumes increased 19.9% and same-center advanced imaging procedural volumes increased 8.9% as compared with the third quarter of 2025
•	As of September 30, 2026, we had a cash balance of $750.6 million and Net Debt to Adjusted EBITDA(1) ratio of 1.66x
•	RadNet revises full-year 2026 guidance levels to increase Imaging Center Revenue, Adjusted EBITDA(1)and Free Cash Flow(2) ranges

LOS ANGELES, California, November 8, 2026 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective outpatient diagnostic imaging services and a premier global developer of digital health solutions, today reported financial results for its third quarter of 2026.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We delivered record quarterly Revenue and Adjusted EBITDA(1) in the third quarter. Total Company Revenue grew 22.1% and Adjusted EBITDA(1) grew 23.8% compared with last year’s third quarter, and Adjusted EBITDA(1) margin expanded 23 basis points. These results were driven by continued initiatives to create and fill capacity at existing imaging centers, new center openings, the continued shift in the business mix towards advanced imaging, tuck-in acquisitions, improved reimbursement from commercial payors, the expansion of our health system joint ventures and 32.6% Revenue growth in the Digital Health segment.”

1

Dr. Berger continued, “Advanced imaging growth continues to be strong, both in aggregate and on a same-center basis. Compared with last year’s third quarter, aggregate advanced imaging procedural volumes increased 19.9% and same-center advanced imaging procedural volumes increased 8.9%. As a result, RadNet’s advanced imaging business mix increased 232 basis points, from 28.2% of all procedures in the third quarter of 2025 to 30.6% in the third quarter of 2026.”

“With strong performance across nearly every part of the core imaging center business, we are again raising certain guidance ranges in anticipation that full-year results will exceed both our original expectations and the revised ranges issued in conjunction with first and second quarter 2026 results. We are raising 2026 Imaging Center guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2),” added Dr. Berger.

Dr. Berger continued, “We are particularly excited about the opportunities for growth and expansion that will be made possible as a result of the recently announced pending acquisition of ONRAD. The inbound interest from current joint venture partners and potential new partners and customers has exceeded our expectations. The strategic fit that ONRAD’s capabilities have with both RadNet’s core imaging center business and Digital Health solutions is already being recognized in the imaging marketplace, and we look forward to the opportunities that could result once the acquisition is closed.”

“RadNet’s balance sheet remains healthy and continues to provide the operating flexibility necessary to achieve further growth. We ended the third quarter with $750.6 million in cash and a Net Debt to Adjusted EBITDA(1) leverage ratio of 1.66x. This liquidity enables us to keep investing in organic growth and to pursue attractive strategic acquisitions in the coming quarters,” concluded Dr. Berger.

2

Third Quarter Financial Results

For the third quarter of 2026, RadNet reported Total Company Revenue of $638.3 million and Adjusted EBITDA(1) of $105.0 million. Revenue increased $115.4 million (or 22.1%) and Adjusted EBITDA(1) increased $20.2 million (or 23.8%) as compared with the third quarter of 2025.

For the third quarter of 2026, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $32.9 million and Adjusted EBITDA(1) of $3.0 million. Revenue increased $8.1 million (or 32.6%) and Adjusted EBITDA(1) decreased $0.4 million (or -11.8%) as compared with the third quarter of 2025.

Unadjusted for unusual or one-time items impacting the third quarter, Total Company Net Income for the third quarter of 2026 was $4.2 million as compared with a Total Company Net Income of $5.4 million for the third quarter of 2025. Fully diluted Net Income Per Share for the third quarter of 2026 was $0.05, compared with a fully diluted Net Income Per Share of $0.07 in the third quarter of 2025, based upon a weighted average number of diluted shares outstanding of 79.2 million shares in the third quarter of 2026 and 77.4 million shares in the third quarter of 2025.

There were a number of unusual, one-time and noteworthy items impacting the third quarter including: $1.2 million in severance expense related to cost-savings initiatives; $7.5 million gain on the contribution of imaging centers into joint ventures; $0.6 million expense related to leases for de novo facilities under construction that have yet to open their operations; $5.4 million loss on the disposal of equipment; $7.3 million intangibles amortization expense related to the Digital Health operating segment; $5.6 million of non-capitalized research and development expenses related to the DeepHealth Cloud OS and AI solutions; $2.8 million in legal settlements; $2.7 million of acquisition transaction costs; $8.3 million in non-cash change in contingent consideration; and $2.1 million of lease abandonment charges. Adjusting for the above items, Total Company Adjusted Earnings(3) was $23.8 million and diluted Adjusted Earnings Per Share(3) was $0.30 during the third quarter of 2026. This compares with Total Company Adjusted Earnings(3) of $18.8 million and diluted Adjusted Earnings Per Share(3) of $0.24 during the third quarter of 2025.

For the third quarter of 2026, as compared with the prior year’s third quarter, MRI volume increased 18.3%, CT volume increased 22.0% and PET/CT volume increased 30.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 10.8% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2026 and 2025, MRI volume increased 8.2%, CT volume increased 10.2% and PET/CT volume increased 8.2%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.2% over the prior year’s same quarter

Nine Month Financial Results

For the first nine months of 2026, RadNet reported Total Company Revenue of $1,836.6 million and Adjusted EBITDA(1) of $268.0 million. Revenue increased $344.1 million (or 23.1%) and Adjusted EBITDA(1) increased $55.4 million (or 26.1%) as compared with the first nine months of 2025.

For the first nine months of 2026, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $94.5 million and Adjusted EBITDA(1) of $6.8 million. Revenue increased $29.7 million (or 45.8%) and Adjusted EBITDA(1) decreased $3.7 million (or -35.4%) as compared with the first nine months of 2025.

Unadjusted for one-time or unusual items, Total Company Net Loss for the first nine months of 2026 was $21.8 million as compared with a Total Company Net Loss of $18.1 million for the first nine months of 2025. Fully diluted Net Loss Per Share for the nine month period of 2026 was $(0.28), compared with a fully diluted Net Loss Per Share of $(0.24) in the nine month period of 2025, based upon a weighted average number of diluted shares outstanding of 77.6 million shares for the nine month period in 2026 and 74.7 million shares for the nine month period in 2025.

3

2026 Guidance Update

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results
Total Net Revenue	$2,325 - $2,375 million	$2,355 - $2,405 million	$2,370 - $2,420 million	$2,385 - $2,435 million
Adjusted EBITDA(1)	$335 - $348 million	$340 - $353 million	$345 - $358 million	$350 - $363 million
Capital Expenditures(a)	$165 - $175 million	$165 - $175 million	$165 - $175 million	$170 - $180 million
Cash Interest Expense(b)	$45 - $50 million	$45 - $50 million	$48 - $53 million	$48 - $53 million
Free Cash Flow (2)	$105 - $115 million	$112 - $122 million	$115 - $125 million	$120 - $130 million

(a)	Net of proceeds from the sale of equipment and the New Jersey Imaging Network L.L.C. joint venture capital expenditures.
(b)	Net of payments received from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results

Total Net Revenue (inclusive of intersegment revenue)	$135 - $145 million	$135 - $145 million	$135 - $145 million	$135 - $145 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$10 - $12 million	$10 - $12 million	$10 - $12 million	$11 - $13 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$17 - $19 million	$17 - $19 million	$17 - $19 million	$17 - $19 million

Capital Expenditures	$9 - $12 million	$9 - $12 million	$9 - $12 million	$10 - $13 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(1) - $3 million	$(1) - $3 million	$(1) - $3 million	$(1) - $3 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(17) - $(19) million	$(17) - $(19) million	$(17) - $(19) million	$(17) - $(19) million

Dr. Berger explained, “The Imaging Center segment has outperformed projections in each of the first three quarters of this year. As a result, we are raising its guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2). In the Digital Health segment, we are raising the Adjusted EBITDA(1) guidance range as a result of effective expense management and faster-than-projected integration of acquired operations.”

4

Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2026 results on Monday, November 9th, 2026 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, November 9, 2026

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-744-1280

International Dial-In Number: 412-564-6465

It is recommended that participants dial in approximately 5 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1780998&tp_key=f33fc0e8e8 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10213035.

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of owned and/or operated outpatient imaging centers. RadNet’s imaging center markets include Arizona, California, Delaware, Florida, Idaho, Indiana, Maryland, New Jersey, New York, Texas and Virginia. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry globally. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has over 12,000 team members. Learn more at www.radnet.com.

5

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

6

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

7

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$750,607	$767,215
Accounts receivable	248,893	200,317
Due from affiliates	5,600	12,592
Prepaid expenses and other current assets	63,341	52,003
Total current assets	1,068,441	1,032,127
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	904,274	807,702
Operating lease right-of-use assets	755,606	690,250
Total property, equipment and right-of-use assets	1,659,880	1,497,952
OTHER ASSETS
Goodwill	1,136,986	907,663
Other intangible assets	235,063	148,508
Deferred financing costs	1,248	1,684
Investment in joint ventures	131,507	130,340
Deposits and other	47,273	40,289
Total Assets	$4,280,398	$3,758,563

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$500,750	$422,029
Due to affiliates	96,065	70,104
Deferred revenue	16,116	7,272
Current operating lease liability	70,598	61,934
Current portion of notes payable	31,796	25,424
Current portion of finance lease	1,317	–
Total current liabilities	716,642	586,763
LONG-TERM LIABILITIES
Long-term finance lease liability	3,951	–
Long-term operating lease liability	772,771	707,001
Notes payable, net of current portion	1,293,505	1,064,495
Deferred tax liability, net	46,457	21,903
Other non-current liabilities	10,193	22,515
Total liabilities	2,843,519	2,402,677
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 par value, 200,000,000 shares authorized; 78,768,800 and 77,399,615 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	8	8
Additional paid-in-capital	1,246,319	1,180,434
Accumulated other comprehensive (loss) income	(7,811)	4,885
Accumulated deficit	(117,220)	(95,437)
Total RadNet, Inc.'s Stockholders' equity:	1,121,296	1,089,890
Noncontrolling interests	315,583	265,996
Total Equity	1,436,879	1,355,886
Total liabilities and equity	$4,280,398	$3,758,563

8

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

REVENUE
Service fee revenue	$607,015	$491,426	$1,744,822	$1,398,838
Revenue under capitation arrangements	31,242	31,443	91,786	93,660
Total service revenue	638,257	522,869	1,836,608	1,492,498
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	552,382	450,379	1,637,534	1,332,944
Lease abandonment charges	2,052	2,819	3,358	8,330
Depreciation and amortization	47,010	39,799	137,506	111,275
Loss (gain) on sale and disposal of equipment and other	5,359	1,042	9,067	3,168
Severance costs	1,193	1,441	3,317	2,614
Total operating expenses	607,996	495,480	1,790,782	1,458,331
INCOME (LOSS) FROM OPERATIONS	30,261	27,389	45,826	34,167
OTHER INCOME AND EXPENSES
Interest expense	20,682	17,355	56,492	51,783
Equity in earnings of joint ventures	(4,200)	(3,567)	(12,735)	(10,522)
Non-cash change in fair value of interest rate hedge	–	2,371	–	6,433
Debt restructuring and extinguishment expenses	–	–	3,368	–
Loss (gain) on contribution of imaging centers into joint venture	(7,528)	–	(7,528)	–
Other (income) expenses	(6,205)	(9,044)	(15,072)	(24,520)
Total other (income) expenses	2,749	7,115	24,525	23,174
INCOME (LOSS) BEFORE INCOME TAXES	27,512	20,274	21,301	10,993
Provision for income taxes	(8,361)	(6,385)	(6,628)	(3,807)
NET INCOME (LOSS)	19,151	13,889	14,673	7,186
Net income (loss) attributable to noncontrolling interests	14,998	8,472	36,456	25,241
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$4,153	$5,417	$(21,783)	$(18,055)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$0.07	$(0.28)	$(0.24)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$0.07	$(0.28)	$(0.24)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	77,926,702	75,950,350	77,594,151	74,703,658
Diluted	79,174,226	77,388,477	77,594,151	74,703,658

9

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,673	$7,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,506	111,275
Noncash operating lease expense	49,425	44,605
Equity in earnings of joint ventures, net of dividends	(4,244)	(4,590)
Amortization of deferred financing costs and loan discount	2,355	2,242
Loss on sale and disposal of equipment	9,067	3,168
Loss on extinguishment of debt	407	–
Gain on contribution of imaging centers into joint venture	(7,528)	–
Lease abandonment charges	3,358	8,330
Amortization of cash flow hedge	–	2,273
Non-cash change in fair value of interest rate swap	–	6,433
Stock-based compensation	51,933	46,276
Change in fair value of contingent consideration	7,864	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(30,461)	(20,476)
Other current assets	(4,292)	2,093
Other assets	(7,478)	(2,764)
Deferred taxes	4,334	2
Operating leases	(45,252)	(48,760)
Deferred revenue	581	3,934
Accounts payable, accrued expenses and other	81,393	53,429
Net cash provided by operating activities	263,641	214,656
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions, net of cash acquired	(315,708)	(66,464)
Purchase of property and equipment and other	(181,721)	(162,221)
Proceeds from sale of equipment	1,270	75
Equity contributions in existing and purchase of interest in joint ventures	–	(4,147)
Collection of notes receivable	8,541	2,832
Net cash used in investing activities	(487,618)	(229,925)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(13,993)	(5,229)
Payments on Term Loan Debt	(17,028)	(15,504)
Proceeds from issuance of new debt, net of issuing costs	248,937	99,001
Purchase of noncontrolling interests by third party	–	2,389
Payments on contingent consideration and holdbacks	(2,198)	–
Distributions paid to noncontrolling interests	(8,362)	(3,313)
Proceeds from issuance of common stock upon exercise of options	2,517	2,258
Net cash provided by financing activities	209,873	79,602
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,504)	363
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16,608)	64,696
CASH AND CASH EQUIVALENTS, beginning of period	767,215	740,020
CASH AND CASH EQUIVALENTS, end of period	750,607	804,716

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$53,635	$53,679
Cash paid during the period for income taxes	$3,908	$3,480

10

RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income (loss) attributable to Radnet, Inc. common stockholders	$4,153	$5,417	$(21,783)	$(18,055)
Income taxes	8,361	6,385	6,628	3,807
Interest expense	20,682	17,355	56,492	51,783
Severance costs	1,193	1,441	3,317	2,614
Depreciation and amortization	47,010	39,799	137,506	111,275
Non-cash employee stock-based compensation	10,018	9,041	51,933	46,276
Loss (gain) on sale and disposal of equipment and other	5,359	1,042	9,067	3,168
Non-cash change in fair value of interest rate hedge	–	2,371	–	6,433
Other expenses (income)	(6,205)	(9,044)	(15,072)	(24,520)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	5,565	5,486	15,235	13,835
Lease abandonment charges	2,052	2,819	3,358	8,330
Loss (gain) on contribution of imaging centers into joint venture	(7,528)	–	(7,528)	–
Loss (gain) on extinguishment of debt and related expenses	–	–	3,368	–
Legal settlements	2,815	–	2,815	–
Non-cash change to contingent consideration	8,257	–	7,864	–
Non-operational rent expenses	604	621	2,002	2,459
Acquisition transaction costs	2,708	2,136	12,761	5,109

Adjusted EBITDA - Radnet, Inc.	$105,044	$84,869	$267,963	$212,514

NOTE
Adjusted EBITDA - Imaging Center Segment	101,998	81,417	261,136	201,948
Adjusted EBITDA - Digital Health Segment	3,046	3,452	6,827	10,566

11

PAYMENTS BY PAYOR CLASS

Third Quarter
2026

Commercial Insurance	56.4%
Medicare	24.8%
Capitation	4.9%
Medicaid	2.3%
Workers Compensation/Personal Injury	2.1%
Other*	9.5%
Total	100.0%

* Includes management fee, teleradiology and Digital Health financial reporting unit revenue.

RADNET PAYMENTS BY MODALITY

	Third Quarter	Full Year	Full Year	Full Year
	2026	2025	2024	2023

MRI	38.6%	37.7%	37.1%	36.8%
CT	15.4%	15.6%	15.9%	16.8%
PET/CT	10.2%	8.8%	7.2%	6.4%
X-ray	4.9%	5.5%	6.0%	6.5%
Ultrasound	13.4%	13.5%	13.6%	12.9%
Mammography	14.1%	15.6%	16.4%	16.0%
Nuclear Medicine	0.8%	0.9%	1.0%	0.8%
Other	2.6%	2.5%	2.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Third Quarter	Third Quarter
	2026	2025

MRI	606,795	512,861
	354,953	290,975
PET/CT	29,750	22,817
Nuclear Medicine	10,347	8,965
Ultrasound	771,224	705,347
Mammography	527,552	496,465
X-ray and Other	943,648	889,888

Total	3,244,269	2,927,318

* Volumes include wholly owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	September 30,	September 30,
	2026	2025(iv)

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.COMMON STOCKHOLDERS	$4,153	$5,417

Non-cash impact of cash flow hedges (i)	–	2,587
Severance costs	1,194	1,441
Loss (gain) on contribution of imaging centers into joint ventures	(7,528)	–
Non-operational rent expenses (iii)	604	621
Loss (gain) on sale and disposal of equipment and other	5,359	1,042
Intangibles Amortization Expense - Digital Health Operating Segment	7,260	3,353
Non-capitalized R&D - DeepHealth cloud OS & generative AI	5,565	5,486
Legal Settlement	2,815	–
Acquisition transaction costs	2,708	2,136
Non-cash change to contingent consideration	8,257	–
Lease abandonment charges	2,052	2,819
Total adjustments - loss (gain)	28,286	19.485
Subtract tax impact of Adjustments (ii)	(8,596)	(6,138
Tax effected impact of adjustments	19,690	13,347

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	19,690	13,347

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	23,843	18,764

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	79,174,226	77,388,477

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.30	$0.24

(i)	Impact is the sum of (a) the loss in fair value of the hedges during the quarter of $2,371 in 2025 and (b) the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective of $216 in 2025.
(ii)	Tax effected using 31.5% blended federal and state effective tax rate for 2025 and 30.4% for 2026.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Adjusted from what was reported during last year's third quarter for additional addbacks of (a) $1,042,000 related to Loss (gain) on sale and disposal of equipment and other and (b) Intangible amortization expense of the Digital Health operating segment of $3,353,000.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest Expense. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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